UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2013
 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.01 Completion of Acquisition or Disposition of Assets.

On July 16, 2013, Progress Software Corporation (the "Company") completed the sale of its Apama product line to Software AG. The sale of the Apama product line was completed pursuant to the terms of a Master Asset Purchase Agreement, dated June 11, 2013. As contemplated by the Master Asset Purchase Agreement, the Company assigned various assets associated with the Apama product line, including fixed assets, intellectual property and customer and vendor agreements, to Software AG, and Software AG assumed related liabilities.

The aggregate purchase price paid to the Company for the Apama product line was $44.3 million. There are no relationships between the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, and Software AG, or any of their respective affiliates.

See Item 9.01(b) for pro forma financial information related to the disposition.

9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed consolidated financial information of the Company, which reflects the disposition described in Item 2.01, is included in Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 18, 2013	Progress Software Corporation

		By:	/s/ Chris E. Perkins
Chris E. Perkins
Senior Vice President, Finance and Administration and Chief Financial Officer